Exhibit 99.1

Novavax Announces Leadership Change

GAITHERSBURG, Md., October 13, 2017 -- Novavax, Inc., (Nasdaq:NVAX) announced today that Barclay A. “Buck” Phillips has submitted his resignation as Senior Vice President, Chief Financial Officer (CFO) and Treasurer, to pursue an expanded opportunity in the industry. Mr. Phillips will step down effective November 10, 2017, and will provide financial, accounting and transition services as a consultant to Novavax until December 31, 2017. Mr. Erck will act as the interim CFO pending completion of a search for a new Chief Financial Officer.

“Buck has been instrumental in a number of significant Novavax accomplishments, and we thank him for all his contributions over the last four years. We wish him all the best in his new endeavors,” said Stanley C. Erck, President and CEO of Novavax.

About Novavax

Novavax, Inc. (Nasdaq:NVAX) is a clinical-stage biotechnology company committed to delivering novel products to prevent a broad range of infectious diseases. Our recombinant nanoparticles and Matrix-M™ adjuvant technology are the foundation for groundbreaking innovation that improves global health through safe and effective vaccines. Additional information about Novavax is available on the Company's website, novavax.com.

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Contact:

Investor Relations

Novavax, Inc.

Andrea N. Flynn, Ph.D.

Director, Investor & Media Relations

ir@novavax.com

240-268-2000